EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. section 1350), the undersigned, Executive Vice President, Human Resources, of U.S. Bancorp, a Delaware corporation (the “Company”), and the Mercantile Bancorporation Inc. Horizon Investment and Savings Plan and Trust (the “Plan”), does hereby certify that:

(1)	The Annual Report on Form 11-K for the year ended December 31, 2002 (the “Form 11-K”) of the Plan fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 27, 2003	/s/ JENNIE P. CARLSON Jennie P. Carlson Executive Vice President, Human Resources

     The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. section 1350) and is not being filed as part of the Form 11-K or as a separate disclosure document.

     A signed original of this written statement required by section 906 has been provided to U.S. Bancorp and will be retained by U.S. Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.